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               CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our reports dated August

10, 2001, relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Reports to

Shareholders of Alliance Government Reserves and Alliance

Treasury Reserves, portfolios of Alliance Government Reserves,

which are also incorporated by reference into the Registration

Statement.  We also consent to the references to us under the headings "Financial Highlights", "Accountants", and "Financial

Statements and Report of Independent Accountants" in such

Registration Statement.













PricewaterhouseCoopers LLP
New York, New York
October 25, 2001










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